POWER OF ATTORNEY

    Know all by these presents that the undersigned hereby constitutes and appoints
    Jeffrey Li and Joann Juskie, and eaach of them, signing singly, as his or her true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of Keysight Technologies, Inc., Forms 3, 4 and 5 and Form ID in
accordance with Section 16(a) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such
Form 3, Form 4, Form 5 or Form ID and the timely filing of such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

       The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of his or her Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving such capacity at the request of the undersigned, are not assuming, nor is Keysight Technologies assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Exchange Act.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Form ID with respect to the undersigned's holdings of, and transactions in, securities issued by Keysight Technologies unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of April, 2021.

/s/ Michelle J. Holthaus
                    Michelle J. Holthaus
        JDB/KT POA